UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2006

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Apollo Group, Inc. (the "Company") received a NASDAQ Staff Determination letter dated November 15, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) because it has not yet filed its Annual Report on Form 10-K for the fiscal year ended August 31, 2006. The delay in the filing of this report is a result of the previously disclosed ongoing investigation by the Special Committee of the Company’s Board of Directors (the "Board") regarding the Company’s historic stock option practices.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2006, the Company announced via press release the appointment of Joseph L. D’Amico as the Company’s interim Chief Financial Officer, effective November 14, 2006.

Mr. D’Amico, 57, is a senior managing director with FTI Palladium Partners, an interim management company and a division of FTI Consulting, Inc. Prior to joining FTI in August, 2002, he was a partner with PricewaterhouseCoopers for 21 years where he served in leadership roles in the firm’s Financial Advisory Services group as well as having served as an audit partner earlier in his career. Mr. D’Amico is a certified public accountant and a certified insolvency and restructuring advisor. He received an M.B.A. from the University of Chicago, and a B.S. in accountancy from the University of Illinois at Urbana-Champaign.

FTI Consulting, Inc., through its Forensic and Litigation Consulting practice, is currently assisting the Special Committee of the Board in connection with its review of the Company’s historic stock option practices.

A copy of the press release issued by the Company announcing the foregoing is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01 Other Events.

As previously reported, on December 22, 2005, the Department of Education Office of Inspector General issued an audit report regarding University of Phoenix policies and procedures for the calculation and return of Title IV funds for withdrawn students. The report found that University of Phoenix had adequate policies and procedures in all areas, but took issue with the methodology used to determine the percentage of Title IV aid earned. On November 3, 2006, the Department of Education issued a preliminary audit determination requesting additional documentation from the Company for the period of March 1, 2004 through December 7, 2004. The additional information was requested within 30 days, but the Company will request an extension of time due to the large number of records involved. The Department of Education has estimated that it could assert a refund liability of at least $3.7 million, based on a limited sample of student records. Depending on the outcome of the records review to be conducted and the resolution of Company legal challenges to the views of the Department of Education, it is possible that the ultimate refund liability could be substantially more than the Department of Education’s estimate. The Company has not yet estimated the amount of reserve that may be required; however, any such reserve is likely to be recorded in fiscal year 2006 or possibly prior periods.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated November 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

November 20, 2006	By:	Brian Mueller

Name: Brian Mueller
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 20, 2006